Exhibit 10.17

EXECUTION VERSION

SATIXFY COMMUNICATIONS LTD.

12 Hamada Street

Rehovot, 7670315 Israel

December 8, 2022

Endurance Antarctica Partners, LLC
630 Fifth Avenue, 20th Floor
New York, NY 10011
Attention: Chandra Patel

Re:	Resolution of Lock-Up Waiver and Certain Acknowledgments

Ladies and Gentlemen:

Reference is made to that certain (i) Business Combination Agreement, dated as of March 8, 2022 (the “BCA”), by and among SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (the “Company”), SatixFy MS, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Endurance Acquisition Corp, a Cayman Islands exempted company (“SPAC”), pursuant to which, on October 27, 2022 (the “Closing Date”), Merger Sub merged with and into SPAC, with SPAC continuing as the surviving company under the name “SatixFy MS II” (the “Surviving Company”), and (ii) Sponsor Letter Agreement, dated as of March 8, 2022 (the “SLA”), by and among the Company, SPAC and Endurance Antarctica Partners, LLC, a Cayman Islands limited liability company (the “Sponsor”), related to the transactions contemplated by the BCA.  Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the BCA or SLA, as applicable.

In consideration for the mutual promises made herein and other good and valuable consideration, each of the Company, the Surviving Company and the Sponsor, as applicable, agree to the following:

1.          Lock-Up Waiver; Certain Acknowledgements. In consideration for the mutual promises made herein and other good and valuable consideration, the Company hereby waives the provisions of Section 3 of the SLA solely to permit the exercise of 3,364,904 Assumed Warrants not subject to vesting held by Sponsor as the date hereof (such Assumed Warrants, the “Exempted Warrants”) on a cashless exercise basis for 2,000,000 Ordinary Shares of the Company. Sponsor acknowledges and agrees that, notwithstanding anything in the SLA or the BCA to the contrary, and in consideration for the waiver of Section 3 of the SLA with respect to the Exempted Warrants, (i) the Ordinary Shares received by the Sponsor upon the exercise of the Exempted Warrants shall be “Lock-Up Interests” for all purposes of the SLA, including, for the avoidance of doubt, the restrictions set forth in Section 3 of the SLA, (ii) the Sponsor shall not, until the date that is six months from the Closing Date, exercise any Assumed Warrant, whether vested or unvested, held by Sponsor that is not an Exempted Warrant, and (iii) any Assumed Warrant that is unvested shall not be exercisable until (a) such Assumed Warrant vests in accordance with its terms and (b) the Lock-Up expires.; provided, however, that in the case of subclauses (ii) and (iii) above, in connection with any redemption exercised by the Company of the Assumed Warrants (as defined in the SLA), the Sponsor or its Permitted Transferees and/or Lock-Up Permitted Transferees, as applicable, shall be permitted to exercise any such Assumed Warrant, whether vested or unvested, in accordance with the terms of the Warrant Agreement as if the Sponsor or its Permitted Transferees, or Lock-Up Permitted Transferees, as applicable, exercised on December 4, 2022.

2.          Measurement Periods.  The parties hereto acknowledge and agree that, notwithstanding anything in the BCA or the SLA  to the contrary (i) in the case of the BCA, the start date for the measurement period applicable for determining the First Price Adjustment Achievement Date, the Second Price Adjustment Achievement Date and the Third Price Adjustment Achievement Date and (ii) in the case of the SLA, the start date for the Measurement Period applicable for determining the First Unvested Sponsor Interests Achievement Date, the Second Unvested Sponsor Interests Achievement Date and the Third Unvested Sponsor Interests Achievement Date shall, in each case, be the date that is forty-five (45) days following the date on which the Registration Statement (as defined in the Subscription Agreements) is declared effective by the SEC.

3.          Sponsor Transactions in Company Securities.  The parties hereto agree that if and for so long as the Sponsor implements internal policies and procedures necessary to comply with the “information wall” requirements of Rule 10b5-1(c)(2) (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended, with respect to any transactions in Company securities or securities by maintaining an “information wall” separating Richard C. Davis, a director of the Company (for so long as he serves as a director), and all personnel of or acting on behalf of the Sponsor or any of its affiliates that have access to material nonpublic information (as such term is used in Rule 10b5-1) about the Company or such securities from the personnel at the Sponsor who are or may be involved in any investment decisions with respect to Company securities, then any transactions by the Sponsor in such securities shall not be subject to the insider trading policy of the Company.   The Sponsor represents and covenants that it will institute such an “information wall” prior to the expiration of the Lock-Up and will maintain such “information wall” during all times Richard C. Davis serves as a director of the Company or he or any such others otherwise remains subject to the terms of the insider trading policy of the Company.

4.          Effect of Amendments and Modifications.  Except as expressly amended hereby, the BCA and the SLA shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects confirmed.  Whenever the BCA or the SLA, as applicable, is referred to in any agreement, document or other instrument, such reference will be to the BCA or the SLA, as applicable, as amended by this letter agreement.  For the avoidance of doubt, each reference in the BCA and the SLA, each as amended hereby, to “the date hereof”, the “date of this Agreement” and derivations thereof and other similar phrases shall continue to refer to March 8, 2022.

5.          Miscellaneous.  Sections 8.5, 8.7, 8.10, 8.11, 8.15 and 8.16 of the BCA are incorporated herein by reference, mutatis mutandis.

[Signature Pages Follow]

Sincerely,

/s/ Yoav Leibovitch
Yoav Leibovitch
Chairman of the Board of Directors

/s/ David Ripstein
David Ripstein
Chief Executive Officer

/s/ Simona Gat
Simona Gat
President

/s/ Oren Harari
Oren Harari
Interim Chief Financial Officer

[Signature Page to Omnibus Amendment]

ACKNOWLEDGED AND AGREED TO BY:

ENDURANCE ANTARCTICA PARTNERS, LLC

By:	ADP Endurance, LLC
Its:	Managing Member

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Managing Director

SATIXFY MS II (f/k/a Endurance Acquisition Corp.), individually and as successor in interest to Merger Sub

By:	/s/ Yoav Leibovitch
Name:	Yoav Leibovitch
Title:	Chief Financial Officer

[Signature Page to Omnibus Amendment]